LightPath Technologies Provides Update on Infrared Initiatives

Company Will Announce Fourth Quarter and Fiscal Year 2012 Results on August 30, 2012

Conference Call Slated for 4:30 pm

ORLANDO, Fla., Aug. 15, 2012 /PRNewswire/ -- LightPath Technologies, Inc. (NASDAQ: LPTH) ("LightPath", the "Company" or "we"), a global manufacturer, distributor and integrator of patented optical components and high-level assemblies, provided an update to shareholders on its progress within its infrared lens initiatives. Notwithstanding a challenged global market environment, the company is on track to deliver exceptional year-over-year growth in its infrared business, and expects to provide details of this growth in its fourth quarter and full year 2012 earnings report due out at the end of this month.

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Jim Gaynor, President and Chief Executive Officer of LightPath, commented, "We are pleased to see continued market acceptance of our innovative products and a healthy flow of orders, for both our core precision molded and new infrared product lines. In particular, we are seeing our infrared business being driven by demand for our quantum cascade laser lenses, with customers in various subsectors, such as infrared countermeasures, gas analysis and spectroscopy, both through our direct sales efforts and through the major catalogue houses. Our revenues last year grew 67% from this group, and we're on pace to achieve growth that is substantially above market in this business, and expect more material financial results in Fiscal 2013 and beyond as we grow from a relatively small base."

"We continue to make good progress on our infrared development project with Raytheon. A product design has been finalized and prototypes are being built to establish a baseline process. Manufacturing and test equipment has been ordered and work to optimize the material system to find the best processing and lowest cost material are underway," continued Mr. Gaynor. "We have invested in additional resources to see that we realize the full potential of this program. During the next 12 months this program will result in new technologies and processes that will significantly reduce our manufacturing costs and increase our ability to commercialize these technologies. We believe that our addressable market for infrared is in the neighborhood of $100-$150 million. We'll have more details on that later this month when we report our earnings on August 30th."

Conference Call:

Date: Thursday, August 30, 2012
Time: 4:30 PM (ET)
Dial-in Number: 1-800-860-2442
International Dial-in Number: 1-412-858-4600
Webcast http://www.videonewswire.com/event.asp?id=89025

Participants are recommended to dial-in approximately 5 to 10 minutes prior to the start of the call. A replay of the call will be available approximately one hour after completion through, September 7, 2012. To listen to the replay, dial 1-877-344-7529 (within the U.S.) and 1-412-317-1088 (international calls), and enter conference ID # 10017540.

About LightPath Technologies

LightPath manufactures optical products including precision molded aspheric optics, GRADIUM® glass products, proprietary collimator assemblies, laser components utilizing proprietary automation technology, higher-level assemblies and packing solutions. The Company's products are used in various markets, including industrial, medical, defense, test and measurement and telecommunications. LightPath has a strong patent portfolio that has been granted or licensed to it in these fields. For more information visit www.lightpath.com.

Forward-Looking Statements

This news release includes statements that constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our ability to expand our presence in certain markets, future sales growth, continuing reductions in cash usage and implementation of new distribution channels. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, factors detailed by LightPath Technologies, Inc. in its public filings with the Securities and Exchange Commission. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

LightPath Technologies, Inc.
Jim Gaynor
President & CEO
Or
Dorothy Cipolla
+1 (407) 382-4003

INVESTOR INQUIRIES:
Hayden IR
Peter Seltzberg, Regional Vice President
646-415-8972
peter@haydenir.com